Exhibit 99.1

LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2010

Letter from the CEOs                                                                                                                                                   As of May 21, 2010

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for first quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of March 31, 2010, Fund Eleven was in its operating period.  As of March 31st, we had invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the first quarter was 61.61%; however, excess cash generated from the sale of certain telecommunications equipment on lease to Global Crossing Telecommunications, Inc. and certain machining and metal working equipment on lease to W Forge Holdings, Inc. during the fourth quarter of 2009, along with cash generated during the current quarter were more than sufficient to cover distributions paid during the first quarter of 2010.  As of March 31st, Fund Eleven maintained a leverage ratio of .93:14.  Fund Eleven collected approximately 88.84%5 of all scheduled rent and loan receivables due for the first quarter of 2010, with the uncollected receivables primarily relating to the semiconductor manufacturing equipment on lease to Equipment Acquisition Resources, Inc. (“EAR”), which, during the fourth quarter of 2009, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and the auto parts manufacturing equipment on lease to the Heuliez Group.  We have agreed to reduce the Heuliez Group’s lease payments while we restructure the terms of the lease.  You can read about EAR and the Heuliez Group in further detail in the portfolio overview section that follows this letter.

As you may already be aware, on February 9, 2010, we amended our loan agreement in connection with the container vessels bareboat chartered to ZIM Integrated Shipping Services to correspond with the payments of the amended bareboat charters.  On April 1, 2010, we amended the loan with Fortis Bank in connection with the product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard.  The amended loan will become effective upon certain conditions being satisfied.  In connection with the restructuring, Fortis Bank agreed to waive all defaults under the loan.

While the vast majority of our portfolio’s active investments are performing in the face of a challenging economy, our portfolio has not been completely spared from the recent recession.  In particular, we continue to closely monitor our shipping investments given the state of the market for these assets and the continued unprecedented decline in charter rates and asset values. More specifically, our investments in certain container vessels that were purchased during a strong market will be challenged to achieve a return on investment given their age and the negative outlook for this asset class.

Fund Eleven is fully invested; therefore, we did not make any new investments during the first quarter of 2010.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
2 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.
3 The ratio of inflows from investments divided by paid distributions, but does not take into account fees and operating expenses.
4 Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
5 Collections as of May 14, 2010.

ICON LEASING FUND ELEVEN, LLC

First Quarter 2010 Portfolio Overview

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the first quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During the first quarter of 2010, we continued in our operating period, during which time we managed our investments and continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment.  Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of March 31, 2010, our portfolio consisted primarily of the following investments.

•
Equipment, plant and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through two wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through two wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.

•
ICON Northern Leasing, LLC, a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”) and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), affiliates of our Manager, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively. The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $11,051,000.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of March 31, 2010, Pliant has made all of its lease payments.

•
Machining and metal working equipment subject to a lease with W Forge Holdings, Inc. (“W Forge”) and MW Scott, Inc. (“Scott,” together with W Forge, collectively referred to as the “MW Group”), each of which is a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We acquired the equipment for the aggregate purchase price of approximately $22,200,000.  The equipment is subject to sixty month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. (“General”) and AMI Manchester, LLC (“Manchester”), each of which is also a wholly-owned subsidiary of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These assets are subject to leases that commenced on January 1, 2008 and will continue for a period of sixty months.  On February 27, 2009, we, Fund Ten, Fund Twelve and IEMC Corp. entered into an Amended Forbearance Agreement with MWU, W Forge, Scott, MW Gilco, LLC, General, Manchester and four other subsidiaries of MWU with respect to certain lease defaults.  On December 31, 2009, we, through our wholly-owned subsidiary, and W Forge agreed to terminate our lease and simultaneously with the termination, we sold the equipment to W Forge for approximately $9,437,000.  As additional consideration for the sale of the equipment, Cerion MPI, LLC, an entity formerly affiliated with W Forge (“Cerion MPI”), delivered a promissory note to us in the principal amount of approximately $10,015,000.  The promissory note bears interest at the rate of 14% per year and is payable monthly in arrears for the period beginning January 1, 2010 to December 31, 2013.  The promissory note is guaranteed by Cerion MPI’s parent company, Cerion, LLC.  On April 13, 2010, Cerion MPI made an unscheduled principal payment on the promissory note in the amount of $6,703,856.

•
We own a 13.26% interest in a joint venture with Fund Ten and ICON Income Fund Nine, LLC (“Fund Nine”), an affiliate of our Manager, who have interests of 72.34% and 14.40%, respectively, which owns telecommunications equipment subject to a forty-eight month lease with Global Crossing Telecommunications, Inc (“Global Crossing”).  The lease is scheduled to expire on October 31, 2010.  Our wholly-owned subsidiary, ICON Global Crossing III, LLC, owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing, all of which are for thirty-six months and expire between March 2011 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Ten.  We own a 55% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing. This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, Heuliez has requested a restructuring of its lease payments and we are actively negotiating terms acceptable to both parties.  We have agreed to reduce Heuliez’s lease payments during the period of these negotiations, but expect to collect all amounts due to us in accordance with the lease.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  We and Fund Twelve have ownership interests of 45% and 55%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and will continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
Four 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Andaman Sea (the “ZIM Andaman Sea”), the M/V ZIM Hong Kong (the “ZIM Hong Kong”), the M/V ZIM Israel (the “ZIM Israel“) and the M/V ZIM Japan Sea (the “ZIM Japan Sea”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are each scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.  On October 30, 2009, we, through our wholly-owned subsidiaries, amended the bareboat charters for the vessels to restructure each respective charterer’s payment obligations so that we will continue to receive payments through September 30, 2014 in accordance with each amended charter (the “European Containers Charter Amendments”).  On February 9, 2010, we, through our wholly-owned subsidiaries, amended the loan to correspond with the revised payment schedule in the European Containers Charter Amendments.

•
Four 45,720 – 47,094 DWT product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard (each, a “Vessel” and collectively referred to herein as the “Vessels”).  The original purchase price for the Vessels was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.  On June 24, 2009, our wholly-owned subsidiaries, ICON Doubtless, LLC, ICON Faithful, LLC, ICON Spotless, LLC and Isomar Marine Co. Ltd. (each, an “ICON Entity” and collectively, the “ICON Entities”), terminated their bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”) for the Vessels.  Each ICON Entity took an assignment of the current time charter for its respective Vessel.  Simultaneously with the terminations and assignments, the loan to the ICON Entities for the Vessels was terminated and a new two year loan was entered into in the aggregate amount of $26,500,000.  The interest rate on the loan was fixed at an annual rate of 7.62%.  In addition, at closing, Top Ships, on behalf of the bareboat charterers, paid termination fees consisting of (i) bareboat charter hire in the aggregate amount of $4,093,440, (ii) a termination payment in the amount of $8,500,000, (iii) a payment for repairs and surveys of the Vessels in the amount of $2,250,000, and (iv) an additional payment for expenses in the amount of $1,000,000.  In addition, Top Ships waived its right to collect the non-recourse loan obligations of $10,000,000 that were owed by the ICON Entities in connection with the Vessels.  The time charters expire on various dates between May 2010 and November 2010.  On April 1, 2010, we, through the ICON Entities, amended the loan in connection with the Vessels.  The amended loan will become effective upon certain conditions being satisfied.  On April 30, 2010, in connection with the amended loan, the ICON Entities extended the term of each underlying time charter through November 2010.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at March 31, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $700,000 at March 31, 2010, none of which was attributable to the Fund.

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

On July 1, 2009, our Manager suspended its collection of a portion of its management fees through January 31, 2010. For the period from February 1, 2010 through March 31, 2010, we had a payable of approximately $354,000 due to our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $83,377 for the three months ended March 31, 2010.  Additionally, our Manager's interest in our net loss for the three months ended March 31, 2010 was $21,680.

Fees and other expenses paid or accrued by the LLC to the Manager or its affiliates were as follows:

			Three Months Ended March 31,
Entity	Capacity	Description	2010	2009
ICON Capital Corp.	Manager	Management fees (1) (2)	$354,362	$977,930
ICON Capital Corp.	Manager	Administrative expense reimbursements (1)	337,824	549,204
			$692,186	$1,527,134

(1) Charged directly to operations.
(2) The Manager suspended the collection of a portion of its management fees in the amount of $184,361 during the three months ended March 31, 2010.

At March 31, 2010, we had a net payable of $270,315 due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets
	March 31,
	2010	December 31,
	(unaudited)	2009
Current assets:
Cash and cash equivalents	$10,202,294	$18,615,323
Current portion of net investment in finance leases	9,084,883	9,448,439
Accounts receivable, net	77,502	594,082
Current portion of note receivable	806,442	725,049
Assets held for sale, net	3,813,647	3,813,647
Other current assets	1,637,942	1,514,555

Total current assets	25,622,710	34,711,095

Non-current assets:
Net investment in finance leases, less current portion	14,037,580	15,232,713
Leased equipment at cost (less accumulated depreciation of
$168,655,798 and $158,488,912, respectively)	172,631,060	183,614,179
Mortgage note receivable	12,722,006	12,722,006
Note receivable, less current portion	9,087,756	9,289,951
Investments in joint ventures	10,358,404	11,578,687
Deferred income taxes, net	969,629	943,053
Other non-current assets, net	8,174,640	4,029,168

Total non-current assets	227,981,075	237,409,757

Total Assets	$253,603,785	$272,120,852

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$19,862,657	$43,603,558
Revolving line of credit, recourse	-	2,260,000
Derivative instruments	4,459,940	5,049,327
Deferred revenue	2,828	148,098
Due to Manager and affiliates	270,315	300,223
Accrued expenses and other liabilities	4,461,584	5,841,639

Total current liabilities	29,057,324	57,202,845

Non-current liabilities:
Non-recourse long-term debt, less current portion	92,747,062	71,335,500

Total Liabilities	121,804,386	128,538,345

Commitments and contingencies

Equity:
Members' Equity:
Additional members	128,950,359	139,684,262
Manager	(1,925,435)	(1,820,378)
Accumulated other comprehensive loss	(1,773,223)	(1,485,640)

Total Members' Equity	125,251,701	136,378,244

Noncontrolling Interests	6,547,698	7,204,263

Total Equity	131,799,399	143,582,507

Total Liabilities and Equity	$253,603,785	$272,120,852

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Rental income	$9,443,436	$19,757,260
Time charter revenue	2,910,477	-
Finance income	514,622	715,149
Income from investments in joint ventures	318,585	678,032
Net gain on sales of leased equipment	-	75,185
Interest and other income	1,250,633	799,645

Total revenue	14,437,753	22,025,271

Expenses:
Management fees - Manager	354,362	977,930
Administrative expense reimbursements - Manager	337,824	549,204
General and administrative	636,843	577,239
Vessel operating expense	3,037,100	-
Interest	2,112,587	2,628,428
Depreciation and amortization	10,472,445	13,803,438
(Gain) loss on financial instruments	(574,071)	5,782

Total expenses	16,377,090	18,542,021

(Loss) income before income taxes	(1,939,337)	3,483,250

(Provision) benefit for income taxes	(1,339)	388,116

Net (loss) income	(1,940,676)	3,095,134

Less: Net income attributable to noncontrolling interests	(227,345)	(561,459)

Net (loss) income attributable to Fund Eleven	$(2,168,021)	$2,533,675

Net (loss) income attributable to Fund Eleven allocable to:
Additional Members	$(2,146,341)	$2,508,338
Manager	(21,680)	25,337

	$(2,168,021)	$2,533,675

Weighted average number of additional shares of
limited liability company interests outstanding	362,736	363,188

Net (loss) income attributable to Fund Eleven per weighted
average additional share of limited liability company
interests outstanding	$(5.92)	$6.91

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statement of Changes in Equity

	Members' Equity

	Additional Shares of			Accumulated Other
	Limited Liability Company Interests	Additional Members	Manager	Comprehensive Income (Loss)	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2009	363,093	$139,684,262	$(1,820,378)	$(1,485,640)	$136,378,244	$7,204,263	$143,582,507
Comprehensive (loss) income:
Net (loss) income	-	(2,146,341)	(21,680)	-	(2,168,021)	227,345	(1,940,676)
Change in valuation of derivative instruments	-	-	-	286,189	286,189	-	286,189
Currency translation adjustments	-	-	-	(573,772)	(573,772)	-	(573,772)
Total comprehensive (loss) income	-	-	-	(287,583)	(2,455,604)	227,345	(2,228,259)
Shares of limited liability company interests repurchased	(439)	(333,216)	-	-	(333,216)	-	(333,216)
Cash distributions	-	(8,254,346)	(83,377)	-	(8,337,723)	(883,910)	(9,221,633)

Balance, March 31, 2010 (unaudited)	362,654	128,950,359	(1,925,435)	$(1,773,223)	$125,251,701	$6,547,698	$131,799,399

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net (loss) income	$(1,940,676)	$3,095,134
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(2,958,000)	(3,026,000)
Finance income	(514,622)	(715,149)
Income from investments in joint ventures	(318,585)	(678,032)
Net gain on sales of leased equipment	-	(75,185)
Depreciation and amortization	10,472,445	13,803,438
Amortization of deferred time charter expense	419,522	-
Interest expense on non-recourse financing paid directly to lenders by lessees	911,914	937,104
Interest expense from amortization of debt financing costs	75,405	76,777
(Gain) loss on financial instruments	(574,071)	5,782
Deferred tax provision	1,339	140,054
Changes in operating assets and liabilities:
Collection of finance leases	2,047,215	1,709,196
Accounts receivable	516,580	(836,444)
Other assets, net	(4,814,082)	(75,108)
Payables, deferred revenue and other current liabilities	(1,440,918)	(837,576)
Due to/from Manager and affiliates	(29,908)	127,138
Distributions from joint ventures	311,630	678,032

Net cash provided by operating activities	2,165,188	14,329,161

Cash flows from investing activities:
Proceeds from sales of leased equipment	-	580,832
Repayment of note receivable	120,802	-
Distributions received from joint ventures in excess of profits	1,227,238	1,390,944
Other assets	(517)	(10,019)

Net cash provided by investing activities	1,347,523	1,961,757

Cash flows from financing activities:
Repayments of non-recourse long-term debt	(95,000)	(8,130,000)
Proceeds from revolving line of credit, recourse	-	600,000
Repayments of revolving line of credit, recourse	(2,260,000)	-
Repurchase of additional shares of limited liability company interests	(333,216)	(60,599)
Cash distributions to members	(8,337,723)	(8,346,290)
Distributions to noncontrolling interests	(883,910)	(1,596,819)

Net cash used in financing activities	(11,909,849)	(17,533,708)

Effects of exchange rates on cash and cash equivalents	(15,891)	(39,977)

Net decrease in cash and cash equivalents	(8,413,029)	(1,282,767)
Cash and cash equivalents, beginning of period	18,615,323	7,670,929

Cash and cash equivalents, end of period	$10,202,294	$6,388,162

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$947,350	$1,559,472

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$2,958,000	$3,026,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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